As filed with the Securities and Exchange Commission on September 10, 2014

Registration No. 333-197985

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Amendment No.2 to

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________________

SALISBURY BANCORP, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Connecticut	6035	06-1514263
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 _________________________

Salisbury Bancorp, Inc.

5 Bissell Street

P.O. Box 1868

Lakeville, CT 06039

860-435-9801

(Name, address and telephone of principal executive offices)

_________________________

Richard J. Cantele, Jr.

President and Chief Executive Officer

Salisbury Bancorp, Inc. and

Salisbury Bank and Trust Company

5 Bissell Street

Lakeville, CT 06039

860-435-9801

(Name, address, including zip code and telephone number, including area code, of agent for service)

_________________________

with copies to:

J. J. Cranmore	Robert A. Schwartz
Jennifer DiBella	Windels Marx Lane & Mittendorf, LLP
Cranmore, FitzGerald & Meaney	120 Albany Street Plaza
49 Wethersfield Avenue	New Brunswick, NJ 08901
Hartford, CT 06114	Telephone: 732-448-2548
Telephone: 860-522-9100	Facsimile: 732-846-8877
Facsimile: 860-522-3379

 _________________________

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY - SUBJECT TO COMPLETION - DATED September 10, 2014

EXPLANATORY NOTE

This Amendment No. 2 to Form S-4 (this “Amendment”) is being filed to amend the Registration Statement on Form S-4 and Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-197985) originally filed by Salisbury Bancorp, Inc. on August 8, 2014 and September 9, 2014, respectively. The sole purpose of this Amendment is to file Exhibits 99.3 through 99.7, which are the Consents of the individuals proposed to become directors of Salisbury Bancorp, Inc. as a result of the merger and to re-file the Exhibit Index in Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, the Exhibit List in Part II, the signature pages and Exhibits 99.3, 99.4, 99.5, 99.6 and 99.7 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lakeville, State of Connecticut, on September 10, 2014.

SALISBURY BANCORP, INC.

By:	/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.,
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Salisbury Bancorp, Inc., hereby severally constitute and appoint Richard J. Cantele, Jr. and Donald E. White and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all subsequent pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Salisbury Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of September, 2014.

/s/ Louis E. Allyn II	/s/ Nancy F. Humphreys
Louis E. Allyn II	Nancy F. Humphreys
Director	Director

/s/ Robert S. Drucker	/s/ Arthur J. Bassin
Robert S. Drucker	Arthur J. Bassin
Director	Director

/s/ David B. Farrell	/s/ Holly J. Nelson
David B. Farrell	Holly J. Nelson
Director	Director

/s/ Michael A. Varet	/s/ John F. Perotti
Michael A. Varet	John F. Perotti
Director, Chairman	Director

/s/ Louise F. Brown	/s/ Donald E. White
Louise F. Brown	Donald E. White
Director	Chief Financial Officer
(Principal Financial and Accounting Officer)
/s/ Richard J. Cantele, Jr.
Richard J. Cantele, Jr.
Director, President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Salisbury Bancorp, Inc., Salisbury Bank and Trust Company and Riverside Bank dated March 18, 2014 (attached as Appendix A to the joint proxy statement/prospectus contained in this Registration Statement).**┼
3.1	Certificate of Incorporation of Salisbury Bancorp, Inc. (incorporated by reference to Exhibit 3.1 of SAL’s 1998 Registration Statement on Form S-4 filed April 23, 1998, File No.: 33-50857).
3.1.1	Amendment to Article Third of Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of SAL’s Form 8-K filed March 11, 2009).
3.1.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of SAL’s Form 8-K filed March 19, 2009).
3.1.3	Certificate of Amendment to Certificate of Incorporation for the Series B Preferred Stock (incorporated by reference to SAL’s Form 8-K filed on August 25, 2011).
3.1.4	Form of Amendment to Certificate of Incorporation of Salisbury Bancorp, Inc. (attached as Appendix E to the joint proxy statement/prospectus contained in this Registration Statement)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Form 8-K filed by SAL on March 19, 2009).
5.1	Opinion of Cranmore, FitzGerald & Meaney regarding validity of the securities to be issued.┼
8.1	Opinion of Cranmore, FitzGerald & Meaney regarding certain tax matters.┼
8.2	Opinion of Windels Marx Lane & Mittendorft, LLP regarding certain tax matters.┼
10.1	Amended and Restated Supplemental Retirement Plan Agreement with John F. Perotti dated January 25, 2008 (incorporated by reference to Exhibit 10.1 of SAL’s Form 8-K filed January 30, 2008).
10.2	Consulting and Non-Compete Agreement dated June 1, 2009 by and between SAL and John F. Perotti. (incorporated by reference to Exhibit 10.2 of SAL’s 2010 Annual Report on Form 10-K filed March 31, 2011).
10.3	Letter Agreement dated March 13, 2009, including the Securities Purchase Agreement - Standard Terms, as supplemented by the letter dated March 13, 2009 relating to the American Recovery and Reinvestment Act to 2009 with the U.S. Treasury Department (incorporated by reference to Exhibit 10.6 of SAL’s 2010 Annual Report on Form 10-K filed March 31, 2011).
10.4	Securities Purchase Agreement dated August 25, 2011 with the U.S. Treasury Department relating to the Small Business Lending Fund (incorporated by reference to Exhibit 10.1 of SAL’s Form 8-K filed on August 25, 2011).
10.5	Repurchase Letter Agreement between SAL and the United States Department of Treasury dated August 25, 2011 (incorporated by reference to Exhibit 10.1 of SAL’s Form 8-K filed on August 25, 2011).
10.6	2011 Long Term Incentive Plan (incorporated by reference to Exhibit 10.9 of SAL’s Annual Report on Form 10-K filed March 19, 2012).
10.7	Amendment Number One to 2011 Long Term Incentive Plan dated as of January 18, 2013 (incorporated by reference to Exhibit 10.10 of SAL’s Annual Report on Form 10-K filed March 7, 2013).
10.8	Severance Agreement between SBT and Mr. Richard J. Cantele, Jr. effective as of January 1, 2013 (incorporated by reference to Exhibit 10.1 of SAL’s Form 8-K filed February 15, 2013).
10.9	Non-qualified Deferred Compensation Plan effective as of January 1, 2013 (incorporated by reference to Exhibit 10.2 of SAL’s Form 8-K filed February 15, 2013).
10.10	Change in Control Agreement with Donald E. White dated April 1, 2013 (incorporated by reference to Exhibit 10.3 of Form 10-Q filed by SAL on May 14, 2013).
10.11	Employee Stock Ownership Plan (incorporated by reference to Exhibit 10.14 of Form 10-K filed by SAL on March 28, 2014).

21.1	Subsidiaries of SAL.┼
23.1	Consent of Shatswell, MacLeod & Company, P.C.┼
23.2	Consent of Cranmore, FitzGerald & Meaney (included in Exhibit 5.1).┼
23.3	Consent of Cranmore FitzGerald & Meaney (included in Exhibit 8.1).┼
23.4	Consent of Windels Marx Lane & Mittendorf, LLP (included in Exhibit 8.2).┼
23.5	Consent of Bonadio & Company, LLP ┼
24.1	Power of Attorney (included in signature page)
99.1	Consent of Keefe, Bruyette & Woods, Inc.┼
99.2	Consent of Sterne, Agee & Leach, Inc.┼
99.3	Consent of Charles M. Andola
99.4	Consent of George E. Banta
99.5	Consent of Michael D. Gordon
99.6	Consent of P. Diane Hoe
99.7	Consent of Rudolph P. Russo
99.8	Form of Proxy of Riverside ┼
99.9	Form of Proxy of SAL ┼

______________________

┼

Previously filed.

**

Schedules to this Exhibit have been omitted in reliance on Item 601(b)(2) of Regulation S-K. SAL will furnish copies of any such schedules to the SEC upon request.